Exhibit 99.1
Red Trail Energy Ethanol vs Corn Spread

Production Statistics 2007 1st Qtr 2008 Lost Time Accidents 0 0 Yield per bushel 2.80 2.77 Ethanol Produced (mgy) 50.40 13.90 Plant Energy (btu/gal) 32,209 31,816 Coal Used (tons) 97,245 25,559 DDGs Sold (tons) 89,923 24,636 MDGs Sold (tons) 94,777 34,524 Corn Ground (million bu) 17.90 5.10

Red Trail Energy Scheduled Outages

Red Trail Energy

Red Trail Energy

Red Trail Energy Scheduled Outages

2008 Projects/Enhancements Coal Trans-Loading Facility Reduce freight costs Estimated $1 million freight savings/yr Estimated 2 year payback Corn Oil Extraction System Diversify revenue stream for RTE 1.5 million gallons of recovered corn oil/yr Estimated $1 million additional revenue/yr Projected to be on-line late 3rd Qtr/early 4th Qtr 2008

RED TRAIL ENERGY COMPANY RETURNS for the twelve months ended March 31, 2008 COMPANY RETURNS for the twelve months ended March 31, 2008 Return on Invested Capital 14.9% Return on Equity 18.6%

RED TRAIL ENERGY MEMBER RETURNS since inception MEMBER RETURNS since inception Unit Selling Price (a) 30% State and Federal Tax Credits (b) 33% - Based on purchase price of $1/unit and current average unit selling price of trades on QMS of $1.30/unit - Based on 30% ND state agricultural processing facility tax credit and 3% federal Small Ethanol Producer tax credit - will depend on each members individual tax situation

RED TRAIL ENERGY REVENUE (in millions) REVENUE (in millions) FY 2007 $101.9 1ST QTR 2008 $33.4 PROJECTED 2008 $120 - $130

RED TRAIL ENERGY REVENUES - PER UNIT INFORMATION REVENUES - PER UNIT INFORMATION REVENUES - PER UNIT INFORMATION FY 2007 1ST QTR 2008 Ethanol/gal $1.86 $2.10 Ethanol/gal (1) $1.82 $1.98 DDGS/ton $87.09 $127.31 MDGS/ton $40.05 $51.47 - net of hedging activity - net of hedging activity - net of hedging activity

RED TRAIL ENERGY PRODUCTION COSTS PRODUCTION COSTS PRODUCTION COSTS FY 2007 1ST QTR 2008 Corn/bu $3.96 $4.41 Corn/bu (1) $3.79 $4.00 - net of hedging activity - net of hedging activity - net of hedging activity Rising costs in other areas - in particular, chemicals, denaturant and freight

RED TRAIL ENERGY 2008 Projection Due to the many uncertainties in the market we do not feel we can accurately predict our net income for 2008 We feel that, in general, 2008 will be similar to 2007 where ethanol prices decrease later in the year due to new capacity coming on-line.